Exhibit 10.8

Y-MABS THERAPEUTICS, INC.
2015 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Y-mAbs Therapeutics, Inc., 2015 Amended and Restated Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement including the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, and the appendices and exhibits attached thereto (all together, the “Award Agreement”).

Name (“Participant”):

Address:

The undersigned Participant has been granted an Option to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”) of Y-mAbs Therapeutics, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share

Total Exercise Price

Type of Option	Incentive Stock Option (“ISO”) — Nonstatutory Stock Option (“NSO”) —

Term/Expiration Date	10 years from Date of Grant (5 years for ISO granted to 10% stockholder)

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable with respect to the Shares subject to this Option (the “Option Amount”), in whole or in part, in accordance with the following schedule:

Twenty-five percent (25%) of the Shares subject to the Option shall vest and become exercisable on the twelve (12) month anniversary of the Vesting Commencement Date,

and one forty-eighth (1/48th) of the Shares subject to the Option shall vest each month over the next three (3) years thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month).

Notwithstanding the foregoing, if the Participant’s employment relationship with the Company shall be terminated by the Company for Cause or by the Participant voluntarily (other than for Retirement), such vesting schedule shall terminate immediately, and the Shares subject to the Option which have not vested prior to such termination shall not vest and shall not become exercisable by the Participant.

In the event the Participant’s employment relationship with the Company shall be terminated by the Company without Cause or by the Participant for Good Reason, or by the Participant’s Retirement, Disability or death, then the Shares subject to the Option shall continue to vest and become exercisable in accordance with the above vesting schedule; provided, however, that upon the occurrence of an event constituting a Change of Control, the Option Amount shall become immediately exercisable in full so long as the Participant’s employment relationship with the Company has not been terminated by the Company for Cause or by the Participant voluntarily (other than for Retirement) prior to the date of such Change of Control.

Termination Period:

This Option will be exercisable with respect to the Shares which have vested as per the above vesting schedule until a date no later than the earlier of (1) the Option’s original Term/Expiration Date set forth above, or (2) the 10th anniversary of the original Date of Grant set forth above. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in the Plan.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	Y-MABS THERAPEUTICS, INC.

Signature	By:	Tomas Gad
	Title:	Founder, Chairman and President

Print Name

Y-MABS THERAPEUTICS, INC.

2015 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.                                      Grant of Option. The Company hereby grants to the individual (the “Participant”) named in the Notice of Stock Option Grant of this Award Agreement (the “Notice of Grant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

(a)                                 U.S. Taxpayers.  For U.S. taxpayers, the Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as an NSO. Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

(b)                                 Non-U.S. Taxpayers.  For non-U.S. taxpayers, the Option will be designated as an NSO.

2.                                      Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.                                      Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.                                      Exercise of Option.

(a)                                 Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)                                 Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit A or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together and of any Tax Obligations (as defined in Section 6(a)). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.                                      Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)                                 cash;

(b)                                 check;

(c)                                  consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)                                 if Participant is a U.S. employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.                                      Tax Obligations.

(a)                                 Tax Payment.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for the payment of any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains

Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (x) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (y) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b)                                 Tax Withholding. When the Option is exercised, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Employer shall withhold the amount required to satisfy the payment of the Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the company and/or the Employer, (iv) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such Tax Obligation are not fully satisfied at the time of exercise.

(c)                                  Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to Participant’s exercise of the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that

Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d)                                 Code Section 409A. Under Code Section 409A, an option that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may make Participant subject to (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant upon a later IRS examination. Participant agrees that if the IRS determines that the Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for additional taxes and penalties and interest imposed pursuant to Code Section 409A.

7.                                      Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.                                      No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.                                      Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a)                                 the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b)                                 all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(c)                                  Participant is voluntarily participating in the Plan;

(d)                                 the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(e)                                  the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)                                   the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(g)                                  if the underlying Shares do not increase in value, the Option will have no value;

(h)                                 if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i)                                     for purposes of the Option, Participant’s engagement as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(j)                                    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)                                 the following provisions apply only if Participant is providing services outside the United States: (i) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;  (ii)Participant acknowledges and agrees that none of the Company, the Employer, or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and (iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, any Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10.                               No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11.                               Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s home country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12.                               Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Y-mAbs Therapeutics, Inc., 750 Third Avenue, 9th Floor, New York, NY 10017 or at such other address as the Company may hereafter designate in writing.

13.                               Non-Transferability of Option. Except as otherwise set forth in the Plan, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14.                               Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

15.                               Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.

16.                               Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.                               Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.                               Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.                               Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20.                               Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21.                               Amendment, Suspension or Termination. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.                               Governing Law and Venue. This Award Agreement will be governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of the State of New York, located in the City of New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where this Option is made and/or to be performed.

23.                               Country Addendum. Notwithstanding any provisions in this Award Agreement, this Option shall be subject to any special terms and conditions set forth in any appendix to this Award Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.

24.                               Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.

25.                               No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

26.                               Tax Consequences. Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of the Option and the Shares subject to the Option, and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the Option and the Shares subject to the Option, or the transactions contemplated by this Award Agreement.

Y-MABS  THERAPEUTICS, INC.
2015 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

COUNTRY ADDENDUM

TERMS AND CONDITIONS

This Country Addendum includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, the and/or the Award Agreement to which this Country Addendum is attached.

NOTIFICATIONS

This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after the Option is granted, the information contained herein may not be applicable to Participant.

1

EXHIBIT A

Y-MABS THERAPEUTICS, INC.

2015 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Y-mAbs Therapeutics, Inc.

[Address]

Attention: Stock Administration

1.                                      Exercise of Option. Effective as of today,                   ,             , the undersigned (“Purchaser”) hereby elects to purchase                     shares (the “Shares”) of the Common Stock of Y-mAbs Therapeutics, Inc. (the “Company”) under and pursuant to the Y-mAbs Therapeutics, Inc. 2015 Amended and Restated Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, dated              and including the Notice of Grant, the Terms and Conditions of Stock Option Grant, and appendices and exhibits attached thereto (the “Award Agreement”). The purchase price for the Shares will be $             , as required by the Award Agreement.

2.                                      Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any Tax Obligations (as defined in Section 6(a) of the Award Agreement) to be paid in connection with the exercise of the Option.

3.                                      Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.                                      Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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6.                                      Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of New York.

Submitted by:	Accepted by:

PURCHASER	Y-MABS THERAPEUTICS, INC.

Signature	By

Print Name	Its

Address:

Date Received

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